ACV Announces Third Quarter 2025 Results
 Delivered Record Revenue and Unit Volume, with Increased Market Share Gains
Record Marketplace Services Revenue
•Third quarter revenue of $200 million
•Third quarter GAAP net income (loss) of ($24) million
•Third quarter non-GAAP net income of $11 million
•Third quarter Adjusted EBITDA of $19 million
•Expects 2025 revenue of $756 million to $760 million, growth of 19% YoY, GAAP net income (loss) of ($69) million to ($67) million and Adjusted EBITDA of $56 million to $58 million

BUFFALO, November 5, 2025 — ACV (NYSE: ACVA), a leading digital automotive marketplace and data services partner for dealers and commercial clients, today reported results for its third quarter ended September 30, 2025.
“We are pleased with our third quarter results, delivering record revenue despite challenging market conditions. Results were driven by increased market share gains, yielding record unit volume, and strong adoption of our Marketplace Services. Our suite of dealer solutions gained further market traction, and we executed on initiatives to support our commercial wholesale strategy,” said George Chamoun, CEO of ACV.

“The dealer wholesale market was flat year-over-year with growth decelerating in the last two months of the quarter, reflecting weakening retail demand and elevated trade retention rates at dealerships. While we continue to experience strong adoption across our growing marketplace, we believe it is prudent to update our guidance to reflect ongoing crosscurrents in the macroeconomic environment. We remain committed to delivering strong full-year Adjusted EBITDA performance with approximately 100% growth year over year. We believe ACV remains well positioned to deliver sustainable growth in dealer wholesale, execute on our emerging commercial wholesale strategy, and scale our business model,” concluded Chamoun.

Third Quarter 2025 Highlights

•Revenue of $200 million, an increase of 16% year over year
•Marketplace and Service Revenue of $177 million, an increase of 13% year over year
•Marketplace GMV of $2.7 billion, an increase of 9% year over year
•Marketplace Units of 218,065, an increase of 10% year over year
•GAAP net income (loss) of ($24) million, compared to GAAP net income (loss) of ($16) million in the third quarter of 2024.
•Non-GAAP net income of $11 million, compared to non-GAAP net income of $8 million in the third quarter of 2024.
•Adjusted EBITDA of $19 million, compared to Adjusted EBITDA of $11 million in the third quarter of 2024

Fourth Quarter and Full-Year 2025 Guidance
Based on information as of today, ACV is providing the following guidance:
•Fourth Quarter of 2025:
oTotal revenue of $180 million to $184 million, an increase of 13% to 15% year over year
oGAAP net income (loss) of ($23) million to ($21) million
oNon-GAAP net income (loss) of ($4) million to ($2) million
oAdjusted EBITDA of $5 million to $7 million
•Full-Year 2025:
oTotal revenue of $756 million to $760 million, an increase of 19% year over year
oGAAP net income (loss) of ($69) million to ($67) million
oNon-GAAP net income of $27 million to $29 million
oAdjusted EBITDA of $56 million to $58 million
Our financial guidance includes the following assumptions:
•The dealer wholesale market is expected to decline in the mid-single digits year over year in the fourth quarter, a higher decline than previously expected.
•Conversion rates are expected to be below normal seasonal patterns due to higher-than-normal wholesale price depreciation.
•Non-GAAP Operating Expense (excluding Cost of Revenue) is expected to increase approximately 12% year-over-year.
•Fourth quarter non-GAAP net income guidance excludes approximately $15 million of stock-based compensation expense and approximately $3 million of intangible amortization.
•Full-year non-GAAP net income guidance excludes approximately $58 million of stock-based compensation expense and $11 million of intangible amortization.
ACV’s Third Quarter Results Conference Call
ACV will host a conference call and live webcast today, November 5, 2025, at 5:00 p.m. ET to discuss the financial results. To access the live conference call participants are invited to dial 877-704-4453 (international callers please dial 1-201-389-0920) approximately 10 minutes prior to the start of the call. A live webcast and replay of the call will be available on the Company’s investor relations website at https://investors.acvauto.com/. Participants are encouraged to join the webcast unless asking a question.
About ACV Auctions
ACV is on a mission to transform the automotive industry by building the most trusted and efficient digital marketplace and data solutions for sourcing, selling and managing used vehicles with transparency and comprehensive insights that were once unimaginable. ACV offerings include ACV Auctions, ACV Transportation, ACV Capital, ACV MAX, True360, and ClearCar.
For more information about ACV, visit www.acvauto.com.

Information About Non-GAAP Financial Measures
ACV provides supplemental non-GAAP financial measures to its financial results. We use these non-GAAP financial measures, and we believe that they assist our investors to make period-to-period comparisons of our operating performance because they provide a view of our operating results without items that are not, in our view, indicative of our operating results. These non-GAAP financial measures should not be construed as an alternative to GAAP results as the items excluded from the non-GAAP financial measures often have a material impact on our operating results, certain of those items are recurring, and others often recur. Management uses, and investors should consider, our non-GAAP financial measures only in conjunction with our GAAP results.
Non-GAAP Financial Measures
Adjusted EBITDA is a financial measure that is not presented in accordance with GAAP. We believe that Adjusted EBITDA, when taken together with our financial results presented in accordance with GAAP, provides meaningful supplemental information regarding our operating performance and facilitates internal comparisons of our historical operating performance on a more consistent basis by excluding certain items that may not be indicative of our business, results of operations or outlook. In particular, we believe that the use of Adjusted EBITDA is helpful to our investors as it is a measure used by management in assessing the health of our business, determining incentive compensation and evaluating our operating performance, as well as for internal planning and forecasting purposes.
We define Adjusted EBITDA as net loss, adjusted to exclude: depreciation and amortization; stock-based compensation expense; interest (income) expense; provision for income taxes; and other one-time non-recurring items, when applicable, such as acquisition-related and restructuring expenses.
Adjusted EBITDA is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Some of these limitations include that (1) it does not properly reflect capital commitments to be paid in the future; (2) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and Adjusted EBITDA does not reflect these capital expenditures; (3) it does not consider the impact of stock-based compensation expense, (4) it does not reflect other non-operating income and expenses, including interest income and expense, (5) it does not consider the impact of any contingent consideration liability valuation adjustments, (6) it does not reflect tax payments that may represent a reduction in cash available to us,(7) it does not include the amortization of acquired intangible assets but it does include the revenue that these acquired intangible assets contribute to the enterprise, and (8) it does not reflect other one-time, non-recurring items, when applicable, such as acquisition-related and restructuring expenses. In addition, our use of Adjusted EBITDA may not be comparable to similarly titled measures of other companies because they may not calculate Adjusted EBITDA in the same manner, limiting its usefulness as a comparative measure. Because of these limitations, when evaluating our performance, you should consider Adjusted EBITDA alongside other financial measures, including our net loss and other results stated in accordance with GAAP.
Non-GAAP net income (loss), and non-GAAP operating expenses, are financial measures that are not presented in accordance with GAAP, provide investors with additional useful information to measure operating performance and current and future liquidity when taken together with our financial results presented in accordance with GAAP. By providing this information, we believe management and the users of the financial statements are better able to understand the financial results of what we consider to be our continuing operations.

We define non-GAAP net income (loss) as net income (loss), adjusted to exclude: stock-based compensation expense, amortization of acquired intangible assets, and other one-time, non-recurring items, when applicable, such as acquisition-related and restructuring expenses. We define non-GAAP operating expenses as operating expenses adjusted to exclude the same items that are excluded from non-GAAP net income (loss).

In the calculation of non-GAAP net income (loss) and non-GAAP operating expenses we exclude stock-based compensation expense because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact our non-cash expense. We believe that providing non-GAAP financial measures that exclude stock-based compensation expense allows for more meaningful comparisons between our operating results from period to period.
We exclude amortization of acquired intangible assets from the calculation of non-GAAP net income (loss) and non-GAAP operating expenses. We believe that excluding the impact of amortization of acquired intangible assets allows for more meaningful comparisons between operating results from period to period as the underlying intangible assets are valued at the time of acquisition and are amortized over several years after the acquisition.

We exclude contingent consideration liability valuation adjustments associated with the purchase consideration of transactions accounted for as business combinations. We also exclude certain other one-time, non-recurring items, when applicable, such as acquisition-related and restructuring expenses, because we do not consider such amounts to be part of our ongoing operations nor are they comparable to prior period nor predictive of future results.

Non-GAAP net income (loss) and non-GAAP operating expenses are presented for supplemental informational purposes only, have limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Some of these limitations include that: (1) they do not consider the impact of stock-based compensation expense; (2) although amortization is a non-cash charge, the underlying assets may need to be replaced and non-GAAP net income (loss) and non-GAAP net income do not reflect these capital expenditures; (3) they do not consider the impact of any contingent consideration liability valuation adjustments; (4) they do not include the amortization of acquired intangible assets but non-GAAP net income (loss) does include the revenue that these acquired intangible assets contribute to the enterprise; and (5) they do not consider the impact of other one-time charges, such as acquisition-related and restructuring expenses, which could be material to the results of our operations. In addition, our use of non-GAAP net income (loss) and non-GAAP operating expenses may not be comparable to similarly titled measures of other companies because they may not calculate non-GAAP net income (loss) and non-GAAP operating expenses in the same manner, limiting their usefulness as a comparative measure. Because of these limitations, when evaluating our performance, you should consider non-GAAP net income (loss) and non-GAAP operating expenses alongside other financial measures, including our net loss, operating expenses, and other results stated in accordance with GAAP.

Information About Operating and Financial Metrics
We regularly monitor the following operating and financial metrics in order to measure our current performance and estimate our future performance. Our key operating and financial metrics may be calculated in a manner different than similar business metrics used by other companies.
Operating and Financial Metrics
Marketplace GMV - Marketplace GMV is primarily driven by the volume and dollar value of Marketplace Unit transactions. We believe that Marketplace GMV acts as an indicator of our success, signaling satisfaction of dealers and buyers, and the health, scale, and growth of our business. We define Marketplace GMV as the total dollar value of vehicles transacted within the applicable period, excluding any auction and ancillary fees.

Marketplace Units - Marketplace Units is a key indicator of our potential for growth in Marketplace GMV and revenue. It demonstrates the overall engagement of our customers and our market share of wholesale transactions in the United States. We define Marketplace Units as the number of vehicles transacted within the applicable period. Marketplace Units transacted includes any vehicle that successfully reaches sold status, even if the auction is subsequently unwound, meaning the buyer or seller does not complete the transaction. These instances have been immaterial to date. Marketplace Units excludes vehicles that were inspected by ACV, but not sold. Marketplace Units have generally increased over time as we have expanded our territory coverage, added new dealer partners and increased our share of wholesale transactions from existing customers.
Forward-Looking Statements
This presentation contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements concerning our financial guidance for the fourth quarter of 2024 and the full year of 2024. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will” or “would” or the negative of these words or other similar terms or expressions. You should not rely on forward-looking statements as predictions of future events.
The forward-looking statements contained in this presentation are based on ACV’s current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties and changes in circumstances that may cause ACV’s actual results, performance or achievements to differ materially from those expressed or implied in any forward-looking statement. These risks and uncertainties include, but are not limited to: (1) our history of operating losses; (2) our limited operating history; (3) our ability to effectively manage our growth; (4) our ability to grow the number of participants on our marketplace platform; (5) general market, political, economic, and business conditions including any possible impact from new, reinstated or adjusted tariffs; (6) our ability to acquire new customers and successfully retain existing customers; (7) our ability to effectively develop and expand our sales and marketing capabilities; (8) our ability to successfully introduce new products and services; (9) breaches in our security measures, unauthorized access to our marketplace platform, our data, or our customers’ or other users’ personal data; (10) risk of interruptions or performance problems associated with our products and platform capabilities; (11) our ability to adapt and respond to rapidly changing technology or customer needs; (12) our ability to compete effectively with existing competitors and new market entrants; (13) our ability to comply or remain in compliance with laws and regulations that currently apply or become applicable to our business in the United States and other jurisdictions where we elect to do business; (14) the impact that economic conditions could have on our or our customers’ businesses, financial condition and results of operations; and (15) the impact of such economic conditions in the wholesale dealer market included in our guidance for the fourth quarter of 2025 and full year 2025, and the related impact on the performance of our marketplace and our operating expenses, stock-based compensation expense and intangible amortization. These and other risks and uncertainties are more fully described in our filings with the Securities and Exchange Commission (“SEC”), including in the section entitled “Risk Factors” in our Form 10-K for the year ended December 31, 2024, filed with the SEC on February 19, 2025. Additional information will be made available in other filings and reports that we may file from time to time with the SEC. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, we cannot guarantee future results, levels of activity, performance, achievements, or events and circumstances reflected in the forward-looking statements will occur. The forward-looking statements made in this presentation relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this presentation to reflect events or circumstances after the date of this presentation or to reflect new information or the occurrence of unanticipated events, except as required by law.
Investor Contact:
Tim Fox
tfox@acvauctions.com
Media Contact:
Maura Duggan
mduggan@acvauctions.com

ACV AUCTIONS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
Revenue:
Marketplace and service revenue	$176,510	$155,908	$518,442	$429,848
Customer assurance revenue	23,051	15,421	57,519	47,794
Total revenue	199,561	171,329	575,961	477,642
Operating expenses:
Marketplace and service cost of revenue (excluding depreciation & amortization)	70,859	67,064	214,580	187,010
Customer assurance cost of revenue (excluding depreciation & amortization)	22,098	14,176	52,984	41,548
Operations and technology	46,526	42,539	136,517	120,302
Selling, general, and administrative	72,826	54,973	184,816	160,738
Depreciation and amortization	10,969	9,716	32,407	26,351
Total operating expenses	223,278	188,468	621,304	535,949
Loss from operations	(23,717)	(17,139)	(45,343)	(58,307)
Other income (expense):
Interest income	2,218	2,050	6,259	7,410
Interest expense	(2,483)	(1,077)	(6,679)	(2,218)
Total other income (expense)	(265)	973	(420)	5,192
Loss before income taxes	(23,982)	(16,166)	(45,763)	(53,115)
Provision for (benefit from) income taxes	483	(137)	817	448
Net loss	$(24,465)	$(16,029)	$(46,580)	$(53,563)
Weighted-average shares - basic and diluted	171,348	165,723	170,067	164,337
Net loss per share - basic and diluted	$(0.14)	$(0.10)	$(0.27)	$(0.33)

ACV AUCTIONS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands)

	September 30, 2025	December 31, 2024
Assets
Current Assets:
Cash and cash equivalents	$265,343	$224,065
Marketable securities	50,676	46,036
Trade receivables (net of allowance of $4,236 and $6,372)	218,949	168,770
Finance receivables (net of allowance of $28,963 and $4,191)	198,727	139,045
Other current assets	28,813	15,281
Total current assets	762,508	593,197
Property and equipment (net of accumulated depreciation of $6,109 and $5,227)	11,739	7,625
Goodwill	183,748	180,478
Acquired intangible assets (net of amortization of $37,610 and $28,972)	83,625	90,816
Capitalized software (net of amortization of $60,115 and $38,499)	79,185	68,571
Other assets	45,691	43,462
Total assets	$1,166,496	$984,149
Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable	$439,010	$345,605
Accrued payroll	11,174	16,725
Accrued other liabilities	21,504	18,836
Total current liabilities	471,688	381,166
Long-term debt	220,000	123,000
Other long-term liabilities	40,358	39,979
Total liabilities	732,046	544,145
Commitments and Contingencies
Stockholders' Equity:
Preferred Stock	—	—
Common Stock	172	168
Common Stock - Class B	—	—
Additional paid-in capital	981,789	944,891
Accumulated deficit	(548,895)	(502,315)
Accumulated other comprehensive income (loss)	1,384	(2,740)
Total stockholders' equity	434,450	440,004
Total liabilities and stockholders' equity	$1,166,496	$984,149

ACV AUCTIONS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	Nine months ended September 30,
	2025	2024
Cash Flows from Operating Activities
Net loss	$(46,580)	$(53,563)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	32,426	26,451
Stock-based compensation expense, net of amounts capitalized	43,331	48,055
Provision for bad debt	29,332	8,161
Other non-cash, net	2,169	369
Changes in operating assets and liabilities, net of effects from purchases of businesses:
Trade receivables	(51,638)	(16,803)
Other operating assets	(15,226)	(2,168)
Accounts payable	91,843	55,684
Other operating liabilities	4,935	2,430
Net cash provided by operating activities	90,592	68,616
Cash Flows from Investing Activities
Net increase in finance receivables	(87,094)	(12,536)
Purchases of property and equipment	(6,807)	(3,834)
Proceeds from sale of real estate	—	14,083
Capitalization of software costs	(26,836)	(22,438)
Purchases of marketable securities	(28,921)	(21,607)
Maturities and redemptions of marketable securities	24,888	85,164
Sales of marketable securities	—	130,090
Acquisition of businesses (net of cash acquired)	—	(156,608)
Net cash (used in) provided by investing activities	(124,770)	12,314
Cash Flows from Financing Activities
Proceeds from long term debt	353,500	455,000
Payments towards long term debt	(256,500)	(455,000)
Payment of debt issuance costs	(1,490)	(1,966)
Proceeds from exercise of stock options	760	8,644
Payment of RSU tax withholdings in exchange for common shares surrendered by RSU holders	(23,490)	(19,537)
Proceeds from employee stock purchase plan	2,534	1,998
Other financing activities	(99)	(66)
Net cash provided by (used in) financing activities	75,215	(10,927)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	241	(50)
Net increase in cash, cash equivalents, and restricted cash	41,278	69,953
Cash, cash equivalents, and restricted cash, beginning of period	224,065	182,571
Cash, cash equivalents, and restricted cash, end of period	$265,343	$252,524

The following table presents a reconciliation of non-GAAP net income (loss) to net income (loss), the most directly comparable financial measure stated in accordance with GAAP, for the periods presented:

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
Net income (loss)	$(24,465)	$(16,029)	$(46,580)	$(53,563)
Stock-based compensation	11,303	18,260	43,331	48,055
Amortization of acquired intangible assets	2,595	3,390	7,959	8,616
Amortization of capitalized stock based compensation	1,626	1,247	4,593	3,155
Acquisition-related costs	—	214	403	3,520
Litigation-related costs (1)	—	—	1,100	1,553
Other	1,409	547	1,409	783
Tricolor bankruptcy losses (2)	18,711	—	18,711	—
Non-GAAP Net income (loss)	$11,179	$7,629	$30,926	$12,119

(1) Litigation-related costs are related to an anti-competition case which we do not consider to be representative of our ongoing operating performance
(2) Operating expenses are related to the bankruptcy of an ACV Capital customer which we do not consider to be representative of our ongoing operating performance
The following table presents a reconciliation of Adjusted EBITDA to net income (loss), the most directly comparable financial measure stated in accordance with GAAP, for the periods presented:

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
Adjusted EBITDA Reconciliation
Net income (loss)	$(24,465)	$(16,029)	$(46,580)	$(53,563)
Depreciation and amortization	10,976	9,769	32,426	26,451
Stock-based compensation	11,303	18,260	43,331	48,055
Interest expense (income), net	265	(973)	420	(5,192)
Provision for income taxes	483	(137)	817	448
Acquisition-related costs	—	214	403	3,520
Litigation-related costs (1)	—	—	1,100	1,553
Tricolor bankruptcy losses (2)	18,711	—	18,711	—
Other	1,378	66	508	1,246
Adjusted EBITDA	$18,651	$11,170	$51,136	$22,518

(1) Litigation-related costs are related to an anti-competition case which we do not consider to be representative of our ongoing operating performance
(2) Operating expenses are related to the bankruptcy of an ACV Capital customer which we do not consider to be representative of our ongoing operating performance

The following table presents a reconciliation of Non-GAAP total operating expenses (excluding cost of revenue) to GAAP total operating expenses, the most directly comparable financial measure stated in accordance with GAAP, for the periods presented:

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
Total operating expenses	$223,278	$188,468	$621,304	$535,949
Non-GAAP Adjustments:
Marketplace and service cost of revenue (excluding depreciation & amortization)	70,859	67,064	214,580	187,010
Customer assurance cost of revenue (excluding depreciation & amortization)	22,098	14,176	52,984	41,548
Stock-based compensation	11,080	17,966	42,522	47,302
Amortization of acquired intangible assets	2,595	3,390	7,959	8,616
Amortization of capitalized stock-based compensation	1,626	1,247	4,593	3,155
Acquisition-related costs	—	214	403	3,520
Tricolor bankruptcy losses	18,711	—	18,711	—
Other	1,409	547	2,509	2,336
Non-GAAP Total operating expenses (excluding cost of revenue)	$94,900	$83,864	$277,043	$242,462

The following table presents a reconciliation of non-GAAP net income (loss) to GAAP net income (loss), the most directly comparable financial measure stated in accordance with GAAP, for the periods presented (in millions):

	Three months ended December 31, 2025	Year ended December 31, 2025
Non-GAAP net income (loss) to net income (loss) guidance Reconciliation
Net income (loss)	($23) - ($21)	($69) - ($67)
Non-GAAP Adjustments:
Stock-based compensation	$15	$58
Intangible amortization	$3	$11
Amortization of capitalized stock-based compensation	$2	$6
Tricolor bankruptcy losses	$0	$19
Other	—	$2
Non-GAAP net income (loss)	($4) - ($2)	$27 - $29